Contacts:
Tracy Henrikson	Rebecca Gregory
Corporate Communications	Corporate Communications
ImClone Systems Incorporated	ImClone Systems Incorporated
(908) 243-9945	(646) 638-5058
MEDIA@IMCLONE.COM

IMCLONE APPOINTS KENNETH J. ZUERBLIS CHIEF FINANCIAL OFFICER

NEW YORK, March 31, 2008 - ImClone Systems Incorporated (NASDAQ: IMCL), a global leader in the development and commercialization of novel antibodies to treat cancer, today announced that it has appointed Kenneth J. Zuerblis as Senior Vice President and Chief Financial Officer, effective March 31, 2008.

Mr. Zuerblis, age 49, brings to ImClone more than 25 years of financial and operational management experience. Mr. Zuerblis is best known within the biotechnology industry as a former Chief Financial Officer of Nasdaq-traded Enzon Pharmaceuticals, Inc., a biopharmaceutical company focused on the treatment of cancer and other life-threatening conditions. During his eleven-year tenure as Enzon’s Chief Financial Officer, the company successfully transitioned from a small, royalty-based specialty pharmaceutical organization into a fully integrated biopharmaceutical company with significant revenues driven by five marketed products and substantial capabilities in research, development, manufacturing, sales and marketing.

“Ken brings to ImClone a valuable combination of strategic, financial, operational and public company experience as well as a strong commitment to the development of new treatment options for cancer,” said John H. Johnson, Chief Executive Officer of ImClone. “He has an impressive track record in growing a development-stage organization into a profitable multi-product biopharmaceutical company. We believe Ken will contribute substantially to ImClone’s efforts in becoming a fully-integrated global leader in cancer therapies as we continue to aggressively pursue initiatives to maximize our ERBITUX® franchise and further advance our robust pipeline of novel antibodies.”

Mr. Zuerblis joined Enzon in 1991 and served as its Chief Financial Officer from 1994 to 2005. At Enzon, he oversaw all of the company’s finance, accounting and investor relations activities, as well as information technologies and other operational areas. Notably, during Mr. Zuerblis’ tenure, Enzon expanded its proprietary pipeline, established significant revenues from five marketed products, and achieved profitability and positive cash flows.

“Joining ImClone at this stage in its transformation to a global multi-product biopharmaceutical company is a tremendous opportunity,” said Mr. Zuerblis. “I look forward to working with John and the team to execute on our strategy to grow the company and build shareholder value.”

Prior to joining Enzon, Mr. Zuerblis was at KPMG LLP where he held positions of increasing responsibility over a ten-year period, serving in various advisory roles, including strategic business, tax, audit, and debt and equity financings. Mr. Zuerblis is a certified public accountant and has a degree in accounting from Seton Hall University.

About ImClone Systems
ImClone Systems Incorporated is a fully integrated biopharmaceutical company committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers. The Company’s research and development programs include growth factor blockers and angiogenesis inhibitors. ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey. For more information about ImClone Systems, please visit the Company’s web site at http://www.imclone.com.

ERBITUX is a registered trademark of ImClone Systems Incorporated.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those currently expected. Many of these factors are beyond the company's ability to control or predict. Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company's filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in the Company’s most recent annual report of Form 10-K and in its quarterly reports on Form 10-Q and current reports on Form 8-K. For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

###